Exhibit 99.1

Cherokee Global Brands Reports Strong Fourth Quarter and Full Year Fiscal Year 2015 Financial Results

•                  Q4 Revenues increase 18% to $7.5 million

•                  Q4 Net Income increases 75% to $1.7 million, or $0.19 per diluted share

•                  Full Year Revenues up 22% to $35.0 million

•                  Full Year Net Income increases 62% to $9.8 million, or $1.15 per diluted share

•                  Cherokee Brand license agreement with Argos for the UK and Ireland to Debut in Stores Fall 2015

SHERMAN OAKS, CA (April 16, 2015) — Cherokee Global Brands (NASDAQ: CHKE), a global marketer of style-focused lifestyle brands, today reported financial results for the fourth quarter and full year fiscal 2015 ended January 31, 2015.

Revenues for the fourth quarter increased 18% to $7.5 million, compared with $6.4 million in the prior-year period.  The increase in revenues primarily relates to Tony Hawk signature brands and continued organic growth of Cherokee and Liz Lange branded products domestically and internationally.

SG&A expenses totaled $4.8 million, from $5.0 million in the prior-year period.

Operating income totaled $2.7 million, an improvement of 89%, compared with $1.4 million in the prior-year period.  Operating margin was 36% versus 22% in the prior year period, demonstrating the significantly increased leverage in the business.

Net income totaled $1.7 million, or $0.19 per diluted share, compared with $1.0 million, or $0.11 per diluted share in the prior-year period.

“Fiscal 2015 was a very positive year for Cherokee Global Brands during which we successfully executed against our long-term business strategy by growing both organically and through acquisitions.  Revenues for the full year improved 22% and EPS increased nearly 60% on a year-over-year basis.  In addition, we continued to carefully manage our expenses, generating improved operating and EBITDA leverage.”

Mr. Stupp continued, “International growth of the Cherokee brand is where we saw the majority of our organic growth in Fiscal 2015.  We were able to successfully expand our namesake brand in the international marketplace by utilizing our proprietary 360 degree turnkey solution. With Cherokee’s high brand awareness in the UK, and the availability of our product development, marketing assets, and a globally approved supply chain, Argos will be able to launch Cherokee branded products for the entire family online, in catalog and at more than 750 stores across the UK and Ireland this fall.  Additionally, we are very confident that we will be able to ensure the availability of Cherokee branded products for adults and kids with a new retail partner in Canada prior to our year end.

“Looking back over the past year, we are very proud of the progress we have made.  We remain on the right path to oversee, expand and develop our entire brand portfolio globally.  In Fiscal 2016, we will continue to focus on executing our strategic plan while keeping our retail partners’, our shareholders’, and our employees’ interests front of mind,” Mr. Stupp concluded.

At January 31, 2015, the Company had cash and cash equivalents of $7.6 million, compared to $3.6 million at February 1, 2014.

Full Year Fiscal 2015 Financial Results

For the twelve months ended January 31, 2015 revenues increased 22% to $35.0 million, compared with $28.6 million in the prior-year period.  SG&A expenses totaled $19.6 million, a 5% increase from $18.6 million in the prior-year period.

Operating income totaled $15.4 million, an improvement of 54%, compared with $10.0 million in the prior-year period.  Operating margin was 44% versus 35% in the prior-year period.

Net income totaled $9.8 million, or $1.15 per diluted share, compared with $6.1 million, or $0.72 per diluted share in the prior-year period.

Conference Call

The Company will host a conference call today at 1:30 pm. PT / 4:30 p.m. ET.  A slide presentation will accompany the prepared remarks and has been posted along with the webcast link on Cherokee’s website.

To participate in the call, please dial (877) 407-0784 (U.S.) or (201) 689-8560 (International) ten minutes prior to the start time. The earnings call will also be broadcast live over the Internet and can be accessed on the Investor Relations section of the Company’s Web site at http://www.cherokeeglobalbrands.com.

For those unable to participate during the live broadcast, a replay will be through Thursday, April 30, at 8:59 p.m. PT / 11:59 p.m. ET.  To access the replay, dial (877) 870-5176 (U.S.) or (858) 384-5517 (International) and use conference ID: 13601297.

About Cherokee Global Brands

Cherokee Global Brands is a global marketer and manager of a portfolio of Fashion and Lifestyle brands including Cherokee®, Carole Little®, Tony Hawk® Signature Apparel and Hawk Brands®, Liz Lange® and Sideout®, in multiple consumer product categories and sectors around the world. The Company has license agreements with premier retailers and manufacturers covering over 50 countries and 7,000 retail doors plus online business around the world including: Target Stores (U.S.), Kohl’s (U.S.), Argos & Sports Direct (UK,Ireland, and certain Central European countries), RT-Mart (Peoples Republic of China), Pick ‘n Pay (South Africa), Falabella (Chile, Peru and Colombia), Arvind Mills (India and certain Middle Eastern countries), Shufersal LTD. (Israel), Comercial Mexicana (Mexico), Eroski (Spain), Nishimatsuya (Japan), Magnit (Russia), Landmark Group’s Max Stores (certain Middle East and North Africa countries), and the TJX Companies (U.S., Canada and Europe).

Statements included within this news release may contain forward-looking statements for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. When used, the words “anticipates,” “believes,” “expects,”“may,”“should,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements included in this press release (including, without limitation, express or implied statements regarding potential future business development) involve known and unknown risk and uncertainties that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties, include, but are not limited to, the effect of global economic conditions, the financial condition of the apparel and retail industry, adverse changes in licensee or consumer acceptance of products bearing the Company’s brands, the ability and/or commitment of the Company’s licensees to design, manufacture and market Cherokee, Tony Hawk, Hawk, Liz Lange, Completely Me, Sideout and Carole Little branded products, the Company’s dependence on Target for most of the Company’s revenues and the Company’s dependence on its key management personnel. The risks included here are not exhaustive. A further list and description of these risks, uncertainties and other matters can be found in the Company’s Annual Report on Form 10-K for Fiscal Year 2015, and in its periodic reports on Forms 10-Q and 8-K.

Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intent or obligation to update any of the forward-looking statements contained herein to reflect future events and developments.

Cherokee Global Brands Jason Boling, CFO 818-908-9868	Addo Communications Patricia Nir/Kimberly Esterkin 310-829-5400

CHEROKEE INC.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share and per share amounts)

	January 31, 2015	February 1, 2014
Assets
Current assets:
Cash and cash equivalents	$7,581	$3,634
Receivables	7,425	6,056
Income taxes receivable	919	252
Prepaid expenses and other current assets	431	293
Deferred tax asset	412	239
Total current assets	16,768	10,474
Trademarks, net	39,821	40,683
Deferred tax asset	858	1,678
Property and equipment, net	1,165	1,222
Other assets	48	54
Total assets	$58,660	$54,111
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other accrued payables	$1,720	$2,206
Current portion of long term debt	7,308	6,991
Income taxes payable	—	212
Deferred revenue—current	17	94
Accrued compensation payable	1,430	277
Total current liabilities	10,475	9,780
Long term liabilities:
Long term debt	17,836	25,144
Income taxes payable	391	1,179
Other non-current	121	109
Total liabilities	28,823	36,212
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $.02 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.02 par value, 20,000,000 shares authorized, 8,558,411 shares issued and outstanding at January 31, 2015 and 8,403,500 issued and outstanding at February 1, 2014	171	167
Additional paid-in capital	24,024	21,069
Retained earnings (deficit)	5,642	(3,337)
Total stockholders’ equity	29,837	17,899
Total liabilities and stockholders’ equity	$58,660	$54,111

CHEROKEE INC.

CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands, except per share amounts)

	Three Months ended		Twelve Months ended
	January 31, 2015	February 1, 2014	January 31, 2015	February 1, 2014

Royalty revenues	$7,538	$6,382	$34,968	$28,614
Selling, general and administrative expenses	4,606	4,669	18,648	17,630
Amortization of trademarks	233	283	932	995

Operating income	2,699	1,430	15,388	9,989

Other income (expense):
Interest expense	(198)	(149)	(854)	(520)
Interest income and other income (expense), net	—	(1)	—	2

Total other income (expense), net	(198)	(150)	(854)	(518)

Income before income taxes	2,501	1,280	14,534	9,471

Income tax provision	840	329	4,714	3,397

Net income	$1,661	$951	$9,820	$6,074

Basic earnings per share	$0.20	$0.11	$1.17	$0.72

Diluted earnings per share	$0.19	$0.11	$1.15	$0.72

Weighted average common shares outstanding attributable to common stockholders:
Basic	8,481	8,396	8,429	8,394

Diluted	8,680	8,420	8,543	8,409

Dividends declared per share	$0.00	$0.00	$0.10	$0.30